Attachment B

Continental Airlines' Quarterly Update

The data in the table below was derived from the pro forma financial statements for the nine months ended September 30, 2003 as filed as Form 8-K with the SEC dated November 12, 2003. The table illustrates how operating expenses would have been reported in the first, second and third quarters of 2003 had we deconsolidated ExpressJet financials prior to January 1, 2003. We have included this information to assist in modeling Continental's 2004 financials. Please note, however, that since we owned a sufficient amount of shares to consolidate ExpressJet during this period, we were required to consolidate the results of ExpressJet and will not be allowed to restate prior periods in future financial statements.

Quarter Ended
Pro Forma Expenses ($Millions)	Mar 30, 2003	Jun 30, 2003	Sep 30, 2003

Wages, salaries and related costs
Aircraft fuel
Regional capacity purchase, net
Aircraft rentals
Landing fees and other rentals
Maintenance, materials and repairs
Depreciation and amortization
Booking fees, credit card discount and sales
Passenger servicing
Commissions
Other

	$696 301 265 223 129 103 111 91 67 36 220	$676 258 268 224 128 93 105 102 70 36 221	$686 269 288 224 137 102 105 93 78 38 217